10f-3 REPORT


Smith Barney Investment Trust
Smith Barney Mid Cap Core Fund

December 1, 2004 to May 31, 2005


ID: 163
Issuer: Las Vegas Sands Corp.
Trade Date:  12/14/2004
Selling Dealer: Goldman Sachs
Amount:   29,855.00
Purchase Price:   29.00
% Received by Fund: 0.125%
% of Issue (1): 0.418%
Other Participant Accounts (2) :  69,645.00
Issue Amount (2) :  23,810,000.00
Total Received All Funds (2) :  99,500.00


(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.
(2) Includes purchases by other affiliated mutual funds and discretionary accounts.

Issuer: Las Vegas Sands Corp.
Trade Date:  12/14/2004

10f-3 Syndicate Reporting Supplement:
Joint / Lead Manager(s):
Goldman Sachs & Co


Co-Lead Manager(s):
Citigroup
Jefferies & Co
JP Morgan Securities
Lehman Brothers
Merrill Lynch & Co
UBS

Selling Group:
ABN Amro Rothschild
CIBC World Markets
Commerzbank Capital Markets Corp
Ramirez & Co Inc
Scotia Capital Inc
Utendahl Capital Partners LP


ID: 393
Issuer: Fastclick
Trade Date:  3/31/2005
Selling Dealer: CS First Boston
Amount:   13,285.00
Purchase Price:   12.00
% Received by Fund: 0.204%
% of Issue (1): 0.231%
Other Participant Accounts (2) :  1,715.00
Issue Amount (2) :  6,500,000.00
Total Received All Funds (2) :  15,000.00


(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.
(2) Includes purchases by other affiliated mutual funds and discretionary accounts.

Issuer: Fastclick
Trade Date:  3/31/2005

10f-3 Syndicate Reporting Supplement:
Joint / Lead Manager(s):
Citigroup
Credit Suisse First Boston Corp

Co-Lead Manager(s):
Jefferies & Co
Thomas Weisel Partners LLC

ID: 403
Issuer: Global Santafe Corp
Trade Date:  4/14/2005
Selling Dealer: Goldman Sachs
Amount:   70,500.00
Purchase Price:   34.45
% Received by Fund: 0.300%
% of Issue (1): 0.339%
Other Participant Accounts (2) :  9,100.00
Issue Amount (2) :  23,500,000.00
Total Received All Funds (2) :  79,600.00


(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.
(2) Includes purchases by other affiliated mutual funds and discretionary accounts.

Issuer: Global Santafe Corp
Trade Date:  4/14/2005

10f-3 Syndicate Reporting Supplement:
Joint / Lead Manager(s):
Goldman Sachs & Co
JP Morgan Securities

Co-Lead Manager(s):
Citigroup
Credit Suisse First Boston Corp